CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 47 to the Registration Statement of Franklin Gold Fund on Form N-1A File Nos. 2-30761 of our report dated September 2, 1997 on our audit of the financial statements and financial highlights of Franklin Gold Fund, which report is included in the Annual Report to Shareholders for the year ended July 31, 1997, which is incorporated by reference in the Registration Statement.





                                     /s/COOPERS & LYBRAND L.L.P.



San Francisco, California
November 21, 1997